UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 5, 2025, the Board of Directors (the “Board”) of Matinas BioPharma Holdings, Inc., a Delaware corporation (the “Company”), on the recommendation of its Nominating and Corporate Governance Committee, appointed Evelyn D’An as director of the Company, effective immediately. The Board appointed Ms. D’An to serve as the Chair of the Company’s Audit Committee and as a member of the Company’s Nominating and Corporate Governance Committee. The Board has determined that Ms. D’An (i) is independent under the rules of The NYSE American LLC (“NYSE”), (ii) meets the heightened standards of independence for compensation and audit committee membership under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and NYSE and (iii) qualifies as an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.

Ms. D’An is an experienced board director and financial leader with extensive corporate governance, financial oversight, and accounting experience with a range of companies. She is President of D’An Financial Services, a strategic consulting firm she established in 2004 and has been serving on corporate boards since 2006. From 1998 through 2004, Ms. D’An served as partner of Ernst & Young, an accounting and professional services firm, where she spent 18 years serving clients in retail, consumer products, technology, financial services, media and other sectors. Ms. D’An serves on the board of directors of Zoomcar Holdings, Inc., a publicly-traded car sharing platform company (NASDAQ: ZCAR), where she has served since April 2023, GHD Group Pty Ltd., a privately-held technical professional services firm, where she has served since March 2020, and Backblaze, Inc., a publicly-traded open cloud storage platform (NASDAQ: BLZE), where she has served since August 2021. Ms. D’An is the chair of the audit committee of all three companies, a member of the compensation committee of Backblaze, Inc. and Zoomcar Holdings, Inc. and a member of the nominating committee of GHD Group Pty Ltd. Ms. D’An served on the board of directors of Renovaro Inc. (NASDAQ: REND) (formerly Enochian BioSciences Inc.) from April 2018 through June 2021, where she was a member of the audit committee and the nominating committee. Ms. D’An graduated with a B.S. in Accounting from the State University at Albany.

Ms. D’An will be compensated in accordance with the Company’s standard non-employee director compensation plan.

There are no arrangements or understandings pursuant to which Ms. D’An was appointed as a director, and there are no related party transactions between the Company and Ms. D’An reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

The Company issued a press release announcing the appointment of Ms. D’An on February 7, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit
No.	Description

99.1	Press Release, dated February 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: February 7, 2025	By:	/s/ Jerome D. Jabbour

	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer

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